UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 13, 2009

THESTREET.COM, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

0-25779	06-1515824
(Commission File Number)	(IRS Employer Identification No.)

14 WALL STREET, 15TH FLOOR
NEW YORK, NEW YORK 10005

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (212) 321-5000

NA

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The information set forth under Item 5.02 of this Current Report on Form 8-K relating to the departure of Thomas J. Clarke, Jr. from TheStreet.com, Inc. (the “Company”) and the entry into a separation agreement and mutual release is hereby incorporated in this Item 1.01 by reference.

Item 1.02	Termination of a Material Definitive Agreement

The information set forth under Item 5.02 of this Current Report on Form 8-K relating to the departure of Mr. Clarke from the Company and the termination of his employment agreement is hereby incorporated in this Item 1.02 by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 13, 2009, the Company announced that Mr. Clarke, Chief Executive Officer of the Company, will cease to be an officer and director of the Company effective March 21, 2009 (the “Effective Date”).

The Company also announced that Daryl Otte, who has served as a Director of the Company since 2001 and has previously served as the Chairman of the Company’s Audit Committee, will assume the role of interim Chief Executive Officer of the Company on the Effective Date and until a permanent replacement is named.  Mr. Otte is a founding partner of Montefiore Partners, a venture capital investment fund management firm. Prior to founding Montefiore Partners in 2000, Mr. Otte was senior vice president and member of the executive committee of Ziff-Davis, Inc., a leading media company. During his service at Ziff-Davis from 1995 through 2000, Mr. Otte initiated and managed acquisition and development projects and venture investments, including some of the early commercialization efforts of the Internet.

On March 13, 2009, in connection with Mr. Clarke’s departure, the Company and Mr. Clarke entered into a separation agreement and mutual release, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein, whereby, among other things: (a) Mr. Clarke's employment agreement with the Company dated September 13, 2007 and amended on October 24, 2008 (a copy of which agreement and amendment are filed as exhibits 10.10 and 10.11, respectively, to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2008) will be terminated on the Effective Date, except that certain provisions of the employment agreement will survive, including those relating to non-competition, non-solicitation, confidentiality and non-disparagement, (b) Mr. Clarke will make himself available to assist and cooperate with the Company in its transition to his successor, (c) Mr. Clarke will receive shares of stock on a share-for-unit basis in exchange for Mr. Clarke’s RSUs granted during his employment and will receive cash payments for phantom shares awarded under the Company’s Performance Incentive Plan during his employment.  Mr. Clarke will also will be paid over the 12 months following the Effective Date an aggregate amount equal to his most recent annual base salary, payable in accordance with the Company’s normal payroll practices, will be paid accrued salary and vacation time through the Effective Date, and will be entitled over the 12 months following the Effective Date to certain medical and insurance benefits equivalent to those most recently provided to him by the Company during his employment, and (d) Mr. Clarke and the Company will mutually release each other in connection with customary matters.

A copy of the Company's press release relating to certain matters contained herein is attached hereto as Exhibit 99.1 is incorporated by reference herein.

Item 9.01Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit Number	Description

10.1	Separation Agreement and Mutual Release between the Company and Thomas J. Clarke, Jr. dated March 13, 2009.

99.1	Press Release issued March 13, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THESTREET.COM, INC. (Registrant)

March 13, 2009	By:	/s/ TERESA SANTOS
Date		Teresa F. Santos General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Separation Agreement and Mutual Release between the Company and Thomas J. Clarke, Jr. dated March 13, 2009.

99.1	Press Release issued March 13, 2009